UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 3, 2011

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 1.01                      Entry into a Material Definitive Agreement

On February 3, 2011, Audiovox Corporation (the “Company”) entered into a definitive agreement to acquire Klipsch Group Inc. and its worldwide subsidiaries (“Klipsch”). Klipsch, which is headquartered in Indianapolis, Indiana is a global leader in providing high-performance audio solutions serving the residential, professional and personal listening markets. Klipsch products are sold through premier retail, online, and distribution channels around the world.

The Company will acquire all the outstanding stock of Klipsch for a total consideration of $166 million, subject to certain contingencies and adjustments, plus related transaction fees and expenses (the “Agreement”). Klipsch will become a wholly-owned subsidiary of the Company and will be run as a stand-alone operation under the leadership of the current Klipsch management team, pursuant to employment agreements with Klipsch which become effective upon the closing of the transaction. The purchase price will be paid out of existing Company cash and a new asset-based revolving credit facility from Wells Fargo Capital Finance, LLC that will also be used for working capital. The combined assets of the Company and Klipsch will secure the borrowings under the credit facility.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this size and nature. The completion of the acquisition is subject to customary closing conditions and regulatory approvals. The Company anticipates closing the transaction within 30 days.

Item 8.01                      Other Events.

On February 3, 2011, the Company issued a press release announcing that it had entered into the Agreement. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under Item 8.01, including Exhibit 99.1, shall not be deemed to be filed for the  purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2011, relating to Audiovox Corporation's entry into agreement to acquire Klipsch (furnished herewith).

This Current Report on Form 8-K contains forward-looking statements that contain risks and uncertainties. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of the Company and its management. Such forward-looking statements are based on current expectations and assumptions, including, the acquisition being completed on the proposed terms and that there will be no material adverse changes in the business, financial condition or results of Klipsch and that all necessary or desirable regulatory approvals are obtained.

The forward-looking statements contained in this report are made as of the date of this report and, accordingly, are subject to change after such date. Except as may be required by applicable securities laws, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: February 4, 2011
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer